                                                                   EXHIBIT 10.20

                     GUARANTEE AND INDEMNITY

                     Dated 14 December, 1994






             INTERNATIONAL LEASE FINANCE CORPORATION
                          as Guarantor


                               and


                     ENCORE LEASING LIMITED
                           as Borrower








                GUARANTEE AND INDEMNITY (LESSOR)
                           relating to
       in respect of certain Airbus A300, A310, A320, A321
                     A330 and A340 Aircraft















                           WILDE SAPTE
                               --
                             LONDON

                              INDEX

                                                             Page
Clause  Heading

1.   DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . .  2
2.   GUARANTEE AND INDEMNITY . . . . . . . . . . . . . . . . .  3
3.   DEMANDS AND CERTIFICATES. . . . . . . . . . . . . . . . .  4
4.   TIME AND INDULGENCE . . . . . . . . . . . . . . . . . . .  5
5.   CONTINUING SECURITY . . . . . . . . . . . . . . . . . . .  6
6.   NO COMPETITION. . . . . . . . . . . . . . . . . . . . . .  6
7.   GUARANTOR'S OBLIGATIONS . . . . . . . . . . . . . . . . .  7
8.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .  8
9.   PAYMENTS AND TAXES. . . . . . . . . . . . . . . . . . . .  9
10.  ADDITIONAL SECURITY . . . . . . . . . . . . . . . . . . . 10
11.  ACKNOWLEDGEMENT AND DECLARATION . . . . . . . . . . . . . 11
12.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . 12
13.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 12
14.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . 15
15.  JUDGMENT CURRENCY . . . . . . . . . . . . . . . . . . . . 16
SCHEDULE - Form of Demand by the Borrower. . . . . . . . . . . 18

THIS GUARANTEE AND INDEMNITY is made this 14 day of December,
1994 BETWEEN:

1. INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California, having its principal office at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, USA (the "Guarantor" which expression shall include its successors); and

2. ENCORE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand Cayman, Cayman Islands, BWI (the "Borrower" which expression shall include its successors, permitted assigns and permitted transferees from time to time).


WHEREAS:

(A)    The Bermuda Parent and the Irish Parent are direct
       Subsidiaries of the Guarantor and any other Parent will be a direct Subsidiary of the Guarantor.

(B) Each of the Bermuda Lessee and the Bermuda Option Holder is a direct Subsidiary of the Bermuda Parent, the Irish Lessee is a direct subsidiary of the Irish Parent and any Alternative Lessee and any Additional Lessee will be a wholly owned indirect subsidiary of the Guarantor.

(C) By the Facility Agreement, the Lenders have agreed to make available to the Borrower the facilities referred to therein on the terms and subject to the conditions contained therein to enable the Borrower to purchase the Aircraft for the purpose of leasing the Aircraft to the relevant Lessee in each case pursuant to a Lease Agreement upon the terms and subject to the conditions contained in such Lease Agreement.

(D) Pursuant to the Priorities and Indemnities Agreement of even date herewith and made between the Bermuda Lessee, the Irish Lessee, the Guarantor, the Bermuda Option Holder, the Borrower, the Lenders, the Agent and the Security Agent, the Bermuda Lessee and the Irish Lessee have agreed, inter alia, to indemnify the Borrower on the terms and subject to the conditions contained therein.

(E) It is a condition precedent to the obligations of the Borrower under the Facility Documents and each of the Lease Agreements that the Guarantor executes and delivers this Guarantee and Indemnity.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.     DEFINITIONS AND INTERPRETATION

1.1    In this Guarantee (including the Recitals and the
       Schedule) words and expressions used herein shall, unless otherwise defined herein or except where the context otherwise requires, have the meanings given to them in the Facility Agreement.

1.2 In this Guarantee and Indemnity (including the Recitals and the Schedule) the following words and expressions shall have the following meanings:

       "FACILITY AGREEMENT" means the aircraft facility agreement of even date herewith between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited, (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd. and (10) International Lease Finance Corporation relating to the financing of the Aircraft;

       "GUARANTEED AGREEMENTS" means each of the Facility
       Documents and each of the Operative Documents to which any one or more of the Obligors is or will be a party;

       "GUARANTEED OBLIGATIONS" means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have occurred on the amounts in question) and without regard as to whether any such monies, liabilities and obligations may, for the purposes of applicable law, be recharacterised as other than lease rental obligations, which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or be expressed to be due, owing, payable or incurred from or by any one or more of the Obligors to the Borrower under or in connection with any of the Guaranteed Agreements to which the Borrower is or, as the case may be, will when the same are entered into, be a party and references to "Guaranteed Obligations" include references to any part thereof;

       "LIABILITY" means a liability, loss, charge, claim, proceeding, damage, judgment, enforcement, penalty, fine, fee, cost or expense of whatsoever nature including, without limitation, attorney's fees and costs incurred after the commencement of or in connection with any bankruptcy or other insolvency proceeding; and

       "OBLIGORS" means any or all of the Bermuda Lessee, the Irish Lessee, any Alternative Lessee, any Additional Lessee, the Bermuda Parent, the Irish Parent, any other Parent, the Bermuda Option Holder, any other Option Holder and "Obligor" means any one of them.

1.3 Clauses 1.3 and 1.4 of the Facility Agreement shall be deemed to be incorporated, mutatis mutandis, herein as if references therein to "this Facility Agreement" were references to "this Guarantee and Indemnity".


2.     GUARANTEE AND INDEMNITY

2.1 In consideration of the Borrower entering into the Facility Documents and the Operative Documents to which it is or is to be a party:

       2.1.1     the Guarantor unconditionally and irrevocably:

                 (a)  guarantees to the Borrower the due and
                      punctual observance and performance by each of the Obligors of all the terms, conditions, covenants and obligations on the part of each of the Obligors contained in the Guaranteed Agreements to which the Borrower is or, as the case may be, will when the same are entered into, be a party; and

                 (b)  promises to pay or cause to be paid on
                      demand by the Borrower upon the Guarantor each and every sum of money, and in the same currency which any one or more of the Obligors has agreed or is obliged or liable, or from time to time becomes obliged or liable, to pay to the Borrower in respect of any of the Guaranteed Obligations and fails to pay when due;

       2.1.2 the Guarantor hereby unconditionally and irrevocably agrees as a primary obligation to indemnify the Borrower on demand on a full indemnity basis and hold the Borrower harmless against each and every Liability from time to time suffered or incurred by the Borrower in connection with or as a direct or indirect result of any of the warranties and representations on the part of any one or more of the Obligors made or to be made in, or in respect of, the Guaranteed Agreements being untrue or inaccurate in any respect whatsoever when made or deemed to be made;

       2.1.3 the Guarantor hereby unconditionally and irrevocably agrees as a primary obligation to indemnify the Borrower on demand on a full indemnity basis and hold the Borrower harmless against each and every breach, default or failure by any one or more of the Obligors duly and punctually to perform and observe any of the Guaranteed Obligations and against each and every Liability from time to time suffered or incurred by the Borrower in connection with or as a direct or indirect result of any such breach, default or failure by any one or more of the Obligors to perform and observe any of the Guaranteed Obligations;

       2.1.4 the Guarantor hereby unconditionally and irrevocably agrees as a primary obligation to indemnify the Borrower on demand on a full indemnity basis and hold the Borrower harmless against each and every Liability from time to time suffered or incurred by the Borrower as a result of any of the Guaranteed Agreements being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to the Borrower, the amount of each such indemnity being the amount which the Borrower would have otherwise been entitled to recover from any one or more of the Obligors at any time under or in respect of the Guaranteed Agreements so affected; and

       2.1.5 in addition to its liabilities under Clauses 2.1.1, 2.1.2, 2.1.3 and 2.1.4, the Guarantor shall pay or cause to be paid to the Borrower on demand interest at the Default Rate (both before and after judgment) accruing on a day to day basis, and on the basis of a 360 day year, on each amount (or any part thereof) for the time being due to the Borrower under this Guarantee and Indemnity and unpaid from the date of demand on the Guarantor for payment until payment is made (but excluding the day on which value for any payment made is received by the Borrower).

3.     DEMANDS AND CERTIFICATES

3.1 In order to make any demand under this Guarantee and Indemnity in respect of the Guaranteed Obligations or any other amount payable by the Guarantor under this Guarantee and Indemnity, the Borrower shall serve upon the Guarantor a notice in writing substantially in the form of the Schedule.

3.2 Any certificate from any director, officer or authorised person of the Borrower contained in any demand, notice or other communication given or made by the Borrower under this Guarantee and Indemnity in relation to the amount of the Guarantor's liability in relation to the Guaranteed Obligations or any other amount payable by the Guarantor under this Guarantee and Indemnity shall be conclusive and binding on the Guarantor in the absence of manifest error.


4.     TIME AND INDULGENCE

4.1 The Borrower shall be at liberty at all times and from time to time, whether before or after any demand for payment under this Guarantee and Indemnity and without discharging or in any way affecting the Guarantor's liability hereunder, to do all or any of the following:

       4.1.1     terminate or amend any of the Guaranteed
                 Agreements in any manner whatsoever;

       4.1.2 grant to any one or more of the Obligors or to any other person any time or indulgence;

       4.1.3 terminate the leasing of any of the Aircraft in accordance with the terms of the Lease Agreement relating to that Aircraft;

       4.1.4 deal with, exchange, renew, vary, release, modify or abstain from perfecting or enforcing any securities, guarantees or rights which the Borrower may now or hereafter have from or against any one or more of the Obligors or any other person in respect of the respective obligations of such other person under or in respect of the Guaranteed Agreements or the transactions contemplated thereby;

       4.1.5 compound with, discharge or vary the liability of any one or more of the Obligors or any other person or guarantor to the Borrower, or concur in, accept or vary any compromise, arrangement or settlement with any one or more of the Obligors or any other person or guarantor or concur in or vary any deed of arrangement or deed of assignment for the benefit of creditors of any such person;

       4.1.6 omit to prove or fail to maintain any right of proof for or to claim or enforce payment of any dividend or composition; and

       4.1.7 take or omit to take any security from any one or more of the Obligors or any other person or guarantor in respect of the obligations of any one or more of the Obligors under or in respect of the Guaranteed Agreements or the transactions contemplated thereby whether contemporaneously with this Guarantee and Indemnity or otherwise.


5.     CONTINUING SECURITY

5.1 This Guarantee and Indemnity shall be a continuing security and accordingly:

       5.1.1 shall not be discharged by any partial payment (except, subject to Clauses 11.1.1 and 11.1.2, to the extent of such partial payment) by any one or more of the Obligors or any other person under or in respect of any of the Guaranteed Agreements;

       5.1.2 shall extend to cover the balance due at any time from any one or more of the Obligors to the Borrower under or in respect of any of the Guaranteed Agreements or the transactions contemplated thereby;

       5.1.3 shall be in addition to and not in substitution for or derogation of any other security which the Borrower may at any time hold in respect of the obligations of any one or more of the Obligors under or in respect of any of the Guaranteed Agreements or the transactions contemplated thereby; and

       5.1.4 except to the extent that the Borrower expressly waives in writing the Guarantor's obligations under this Guarantee and Indemnity, shall not be discharged or in any way affected by any action taken or not taken by the Borrower.


6.     NO COMPETITION

6.1 From the date or dates upon which any demand is properly made against the Guarantor under this Guarantee and Indemnity until such time as the Borrower has received, and is entitled to retain, payment of the Guaranteed Obligations in full, the Guarantor shall not:

       6.1.1 claim any set-off or counterclaim against any one or more of the Obligors in respect of any payment by the Guarantor hereunder or in respect of any outstanding actual or contingent liability between the Guarantor and any one or more of the Obligors; or

       6.1.2 make or enforce any claim or right (including a right of subrogation or contribution) against any one or more of the Obligors or prove in competition with the Borrower in the event of the liquidation or winding-up of any one or more of the Obligors in respect of any payment by the Guarantor hereunder or in respect of any outstanding actual or contingent liability between the Guarantor and any one or more of the Obligors; or

       6.1.3 in competition with the Borrower claim the benefit of any security or guarantee now or hereafter held by the Borrower for any money or liabilities due or incurred by any one or more of the Obligors to the Borrower or any share therein.


7.     GUARANTOR'S OBLIGATIONS

7.1 The Guarantor's obligations under this Guarantee and Indemnity are those of a primary obligor and exist irrespective of any total or partial invalidity, illegality or unenforceability of any of the Guaranteed Agreements and/or the Guaranteed Obligations. The Guarantor agrees as a separate and independent stipulation that if any sum arising under any liability under the guarantees contained herein is not or would not be recoverable on the footing of a guarantee whether by reason of any legal limitation, disability or incapacity on or of any one or more of the Obligors or any other act or circumstance whether known to the Borrower or not (including without limiting the generality of the foregoing the winding up of any one or more of the Obligors, the loss for any reason whatsoever by any one or more of the Obligors of its corporate status or existence, or any other fact or circumstance which would or might otherwise constitute a legal or equitable discharge of or defence to the Guarantor) such sum shall nevertheless be recoverable from the Guarantor as a sole and principal debtor and shall be paid or caused to be paid by the Guarantor upon demand by the Borrower. The Borrower shall not be obliged before making demand under or taking steps to enforce this Guarantee and Indemnity:

       7.1.1. to take action or obtain judgment against any one or more of the Obligors or any other person in any court or tribunal; nor

       7.1.2 to make or file any claim in a bankruptcy or liquidation of any one or more of the Obligors;
                 nor

       7.1.3 to exercise diligence against any one or more of the Obligors or any other person under any of the Guaranteed Agreements or the transactions contemplated thereby.

7.2 The Guarantor waives and agrees not to enforce or claim the benefit of any and all rights it has or may from time to time have as surety under any applicable law which is or may be inconsistent with any of the provisions of this Guarantee and Indemnity.

7.3 The Guarantor hereby waives: (1) notice of acceptance hereof; (2) notice of any financial accommodations made or extended under the Guaranteed Agreements or of the creation or of the existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor's right to make inquiry of the Borrower to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any one or more of the Obligors or of any other fact that might increase the Guarantor's risk hereunder; (5) except as expressly required under any of the Guaranteed Agreements, notice of any event of default under the Guaranteed Agreements; and (6) all other notices (except if such notice is specifically required to be given to the Guarantor hereunder or under any Guaranteed Agreements) and demands to which the Guarantor might otherwise be entitled.


8.     REPRESENTATIONS AND WARRANTIES

       The Guarantor acknowledges that the Borrower has entered into the Facility Documents to which it is a party and will, when the same are executed, enter into the Operative Documents to which it will be a party in full reliance on the representations and warranties by the Guarantor in the terms set out in Clause 6.3 of the Facility Agreement and the rights of the Borrower in respect thereof shall survive the execution and delivery of the Guarantee and Indemnity.

9.     PAYMENTS AND TAXES

9.1    PAYMENTS

       9.1.1. All sums payable by the Guarantor pursuant to or in connection with this Guarantee and Indemnity shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

       9.1.2 If any deduction or withholding is required by law in respect of any payment due to the Borrower pursuant to or in connection with this Guarantee and Indemnity, the Guarantor shall:

                 (a)  ensure or procure that the deduction or
                      withholding is made and that it does not exceed the minimum legal requirement therefor;

                 (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant
                      Taxation or other authority in accordance with the applicable law;

                 (c) increase the payment in respect of which the deduction or withholding is required so that the net amount received by the Borrower after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made which arises as a consequence of the increase) shall be equal to the amount which the Borrower would have been entitled to receive in the absence of any requirement to make a deduction or withholding; and

                 (d) promptly deliver or procure the delivery to the Borrower of appropriate receipts evidencing the deduction or withholding which has been made;

                 PROVIDED THAT if the Borrower determines that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Guarantor has made an increased payment or paid a compensating sum under this Clause 9.1.2, the Borrower shall, provided it has received all amounts which are then due and payable by the Guarantor under any of the provisions of this Guarantee and Indemnity, the other Facility Documents and the Operative Documents, pay to the Guarantor on demand (to the extent that the Borrower can do so without prejudicing the amount of that benefit and the right of the Borrower to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as the Borrower in its absolute discretion shall determine will leave the Borrower in no worse position than the Borrower would have been in if the deduction or withholding had not been required;

                 PROVIDED FURTHER THAT:

                 (i) if the Borrower has made a payment to the Guarantor pursuant to Clause 9.1.2 on account of any Tax benefit and it subsequently transpires that the Borrower did not receive that Tax benefit, or received a lesser Tax benefit, the Guarantor shall pay on demand to the Borrower such sum as the Borrower may determine being necessary to restore the after-Tax position of the Borrower to that which it would have been had no adjustment under this proviso (i) been necessary; and


                 (ii) the Borrower shall not be obliged to make
                      any payment under Clause 9.1.2, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).


10.    ADDITIONAL SECURITY

       This Guarantee and Indemnity is in addition to and is not to prejudice, or be prejudiced by, any other guarantee or security for the obligations of any one or more of the Obligors or any other person under the Guaranteed Agreements or otherwise now or hereafter held by the Borrower and it shall not be necessary for the Borrower before claiming payment under this Guarantee and Indemnity to resort to or seek to enforce any other guarantee or security in respect of the said obligations of any one or more of the Obligors or any other person.


11.    ACKNOWLEDGEMENT AND DECLARATION

11.1   The Guarantor agrees, acknowledges and declares that:

       11.1.1 if any payment received by the Borrower in respect of monies owing or due and payable by any one or more of the Obligors to the Borrower shall on the subsequent insolvency or liquidation of the relevant Obligor be avoided under any laws relating to insolvency or liquidation, such payment shall not be considered as discharging or diminishing the liability of the Guarantor under this Guarantee and Indemnity and this Guarantee and Indemnity shall continue to apply as if such payment had at all times remained owing by the relevant Obligor;

       11.1.2 this Guarantee and Indemnity shall remain the property of the Borrower and notwithstanding that all monies and liabilities due or incurred by each of the Obligors to the Borrower which are guaranteed hereunder shall have been paid or discharged the Borrower shall be entitled not to discharge this Guarantee and Indemnity or any security held by the Borrower for the obligations of the Guarantor hereunder for a period of seven (7) months after the last of such monies and liabilities have been paid or discharged and in the event of bankruptcy; winding-up or any similar proceedings being commenced in respect of any one or more of the Obligors the Borrower shall be at liberty not to discharge this Guarantee and Indemnity or any security held by the Borrower for the obligations of the Guarantor hereunder for and during such further period as the Borrower may reasonably determine;

       11.1.3 for the purpose of enabling the Borrower to sue any one or more of the Obligors and/or any other guarantor of the liabilities which are guaranteed by this Guarantee and Indemnity or to prove in its or their liquidation or in any similar proceedings for any monies due and unpaid by any one or more of the Obligors to the Borrower, the Borrower may at any time, place and keep for such time as it may think fit any monies received hereunder, or under any of such other guarantees or from any other person, to the credit of an interest bearing securities realised account or accounts without any obligation on the part of the Borrower to apply the same or any part thereof in or towards the discharge of the indebtedness and liabilities of any one or more of the Obligors to the Borrower; and

       11.1.4 The Guarantor is currently informed of the financial condition of each of the Obligors and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Guaranteed Obligations and that the Guarantor will continue to keep informed of the financial condition of each of the Obligors and of all other circumstances which bear upon the risk of non-payment or non-performance of the Guaranteed Obligations.


12.    ASSIGNMENT

12.1 Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement, the Guarantor may not assign or transfer any of its rights or obligations under this Guarantee and Indemnity without the prior written consent of each of the Lenders (which the Lenders shall have absolute discretion to withhold).

12.2 Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement and the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement, the Borrower may not assign or transfer any of its rights or obligations under this Guarantee and Indemnity without the prior written consent of the Security Agent acting on the instructions of the Majority Lenders and, prior to the occurrence of an Acceleration Event, the Guarantor (which the Lenders and the Guarantor shall have absolute discretion to withhold) provided that the Borrower may assign its rights under the Guarantee and Indemnity to the Security Agent in accordance with the terms of the Deed of Assignment of Guarantee and Indemnity (Lessor).


13.    MISCELLANEOUS

13.1 The terms and conditions of this Guarantee and Indemnity shall not be amended, modified or varied otherwise than by an instrument in writing executed by or on behalf of the parties hereto.

13.2 No failure or delay on the part of the Borrower in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

13.3 The Guarantor agrees from time to time, and at the Guarantor's expense, to execute and deliver any and all such documents, instruments, certificates, consents and do all such other acts and things as may be required by law or requested by the Borrower to give effect to the terms of this Guarantee and Indemnity.

13.4 If any of the provisions of this Guarantee and Indemnity becomes invalid, illegal or unenforceable in any respect under any applicable law, neither the validity, legality or enforceability of the remaining provisions hereof nor the validity, legality and enforceability of such provision under the laws of any other jurisdiction shall be in any way be affected or impaired.

13.5 This Guarantee and Indemnity may be executed in any number of counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

13.6   COMMUNICATIONS

       Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:

       13.6.1 in order to be valid be in English and in writing;

       13.6.2 be deemed to have been duly served on, given to or made in relation to a party if it is:

                 (a) left at the address of that party set out herein or at such other address as that party may notify to the other party hereto in writing from time to time; or

                 (b) posted by first-class postage prepaid mail in an envelope addressed to that party at such address; or

                 (c) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other party hereto from time to time.

       13.6.3    be sufficient if:

                 (a)  executed under the seal of the party
                      giving, serving or making the same; or

                 (b)  signed or sent on behalf of the party
                      giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party;

       13.6.4    be effective:

                 (a) in the case of a letter, when left at the address referred to in sub-Clause 13.6.2(a) or delivered in person to any officer of the addressee or (as the case may be) seven
                      (7) Business Days after being deposited in the post first-class postage prepaid in an envelope addressed to the addressee at the address referred to in sub-Clause 13.6.2(a); and

                 (b) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone.

13.7 For the purposes of Clause 13.6, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

       (a)  Guarantor:

            Address:          1999 Avenue of the Stars
                              39th Floor
                              Los Angeles
                              California 90067
                              USA

            Facsimile No.:    0101 310 788 1990
            Tel. No.:         0101 310 788 1999
            Attention:        Legal Department and
                              Chief Financial Officer

       (b)  Borrower:         Encore Leasing Limited

            Address:          P.O. Box 2003
                              George Town
                              Grand Cayman
                              Cayman Islands
                              BWI

            Facsimile No.:    1 809 949 8340
            Tel. No.:         1 809 949 7942
            Attention:        Trust Services

            All notices to the Borrower shall be copied to the Security Agent at:

            National Westminster Bank Plc
            Corporate Banking Agency Group
            7th Floor
            135 Bishopsgate
            London EC2M 3UR
            England

            Facsimile No.:    0171 375 5854
            Tel. No.:         0171 375 5738/5931/5929
            Attention:        Head of Corporate Banking Agency
                                Group

       Nothing herein contained shall affect the right to serve process in any other manner permitted by law.

13.8   ENTIRE AGREEMENT

       This Guarantee and Indemnity and any letter agreements of even date herewith between the Guarantor and the Borrower, constitute the entire agreement between the parties hereto in relation to this Guarantee and Indemnity and supersede all previous proposals, agreements and other written and oral communications in relation thereto.


14.    GOVERNING LAW

14.1 This Guarantee and Indemnity shall be governed by, and construed in accordance with English law.

14.2 For the exclusive benefit of the Borrower, the Guarantor irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action, or proceeding, and to settle any disputes which may arise out of or in connection with this Guarantee and Indemnity ("Proceedings") and the Guarantor irrevocably submits to the jurisdiction of such courts.

14.3 The submission to the jurisdiction of the courts referred to in Clause 14.2 shall not (and shall not be construed so as to) limit the right of either party to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdiction preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

14.4 The Guarantor irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of England and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

14.5 To the extent that the Guarantor or any of the property of the Guarantor is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Guarantor for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guarantee and Indemnity or the subject matter hereof or thereof.

15.    JUDGMENT CURRENCY

       No payment to the Borrower under this Guarantee and Indemnity or pursuant to any judgment or order of any court or otherwise shall operate to discharge the obligations of the Guarantor in respect of which it was made unless and until payment in full shall have been received in the currency in which the amount in question is expressed to be payable under the Guaranteed Agreements (the "Contractual Currency") and the Guarantor shall indemnify the Borrower to the extent that the amount of any such payment shall on actual conversion into the Contractual Currency (and after payment of the costs of such conversion) fall short of the amount of the relevant obligation expressed in the Contractual Currency for which purpose the Borrower shall have a further and separate cause of action against the Guarantor for the recovery of such sum as shall after conversion into the Contractual Currency be equal to the amount of the shortfall.


IN WITNESS whereof this Guarantee and Indemnity has been executed by the duly authorised representatives of the parties hereto on the date first above written.

THE GUARANTOR

SIGNED BY A. LUND SENIOR VICE PRESIDENT )
INTERNATIONAL LEASE FINANCE CORPORATION )
acting through its duly authorized      )    /s/ Alan H. Lund
signatory in the presence of:           )    /s/ V. Westcott
V. Westcott, Trainee Solicitor          )






THE BORROWER

SIGNED BY F. RAE                        )
ENCORE LEASING LIMITED                  )
acting through its duly                 )    /s/ David O'Brien
authorised signatory                    )
in the presence of: David O'Brien       )
Trainee Solicitor                       )

                            SCHEDULE

                 FORM OF DEMAND BY THE BORROWER


From:  Encore Leasing Limited

To:    International Lease Finance Corporation
       1999 Avenue of the Stars
       39th Floor
       Los Angeles
       California 90067
       USA


       Attention:  [       ]

       Date:  [      ]


Dear Sir,

DEMAND UNDER GUARANTEE AND INDEMNITY DATED [  ] DECEMBER 1994 AND
MADE BETWEEN INTERNATIONAL LEASE FINANCE CORPORATION AND ENCORE
LEASING LIMITED ("THE GUARANTEE AND INDEMNITY")

Words and expressions defined in the Guarantee and Indemnity shall have the same meaning in this Demand.

We hereby demand immediate payment of the sum of [      ] being
an amount due and payable [under Clause * of the Guarantee and Indemnity] [by the [SPECIFY OBLIGOR] under the Guaranteed Agreements which the [SPECIFY OBLIGOR] has failed to pay in accordance with the terms of the Guaranteed Agreements].

Please make payment of the amount demanded hereby to the Security
Agent's account with National Westminster Bank Plc account number
[    ] Federal Funds ABA No. [    ] quoting reference [    ].

Interest will continue to accrue pursuant to the terms of the Guaranteed Agreements on the amount demanded until payment in full.

We hereby reserve all our rights under the Guaranteed Documents and our rights under the Guarantee and Indemnity to make further demands on you from time to time pursuant to and in accordance with the terms of the Guarantee and Indemnity.

Yours faithfully

___________________
For and on behalf of
ENCORE LEASING LIMITED

BF52154.04